Exhibit (14)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this initial Registration Statement on Form N-14 of our report dated February 28, 2007 relating to the financial statements and financial highlights of MassMutual Select Growth Equity Fund and MassMutual Select Blue Chip Growth Fund appearing in the Annual Report on Form N-CSR of MassMutual Select Funds for the year ended December 31, 2006. We also consent to the references to us under the “Representations and Warranties” (section 4 paragraphs 4.1 (g) and 4.2 (f) of the Form of Agreement and Plan of Reorganization) and “Financial Highlights for the Growth Equity Fund and the Blue Chip Growth Fund” included in the combined Prospectus/Information Statement and “Independent Registered Public Accounting Firm and Financial Statements” in the Statement of Additional Information, each of which also is a part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Boston, Massachusetts

September 13, 2007